================================================================================

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       GENSTAR THERAPEUTICS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

[LOGO OF GENSTAR APPEARS HERE]

May 21, 2001

Dear GenStar Therapeutics Corporation Stockholder:

   You are cordially invited to attend GenStar Therapeutics Corporation's 2001 Annual Meeting of Stockholders to be held on Monday, July 16, 2001 at 1:30 p.m., local time. The meeting will be held at Sidney Kimmel Cancer Center, 10835 Altman Row, San Diego, California 92121.

   At the Annual Meeting, you will be asked to elect five directors, to approve an increase in the number of authorized shares of Common Stock, to approve GenStar's Employee Stock Purchase Plan and to ratify the appointment of our independent auditors.

   We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on our recent activities, as well as our future strategies for product development. There will be an opportunity for all stockholders to ask questions.

   YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD SO THAT WE CAN BE SURE OF A QUORUM AND TO ENSURE YOUR REPRESENTATION AT THE MEETING.

                                          Very truly yours,

                                          /s/ Robert E. Sobol
                                          Robert E. Sobol, M.D.
                                          Chief Executive Officer

                              GENSTAR THERAPEUTICS

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                 July 16, 2001

TO THE STOCKHOLDERS OF GenStar Therapeutics Corporation:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of GenStar Therapeutics Corporation ("GenStar" or the "Company"), a Delaware corporation, will be held on Monday, July 16, 2001 at 1:30 p.m., local time, at 10835 Altman Row, San Diego, California 92121, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To approve an increase in the number of authorized shares of Common Stock from 40,000,000 to 50,000,000.

  3. To approve GenStar's Employee Stock Purchase Plan.

  4. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2001.

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on May 18, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Robert E. Sobol, M.D.
                                          Robert E. Sobol, M.D.
                                          Chief Executive Officer

San Diego, California
May 21, 2001

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        GenStar Therapeutics Corporation

            PROXY STATEMENT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

   The enclosed Proxy is solicited on behalf of the Board of Directors of GenStar Therapeutics Corporation (the "Company") for use at the Company's 2001 Annual Meeting of Stockholders ("Annual Meeting") to be held Monday, July 16, 2001 at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 10835 Altman Row, San Diego, California 92121.

   The Company's principal executive offices are located at 10865 Altman Row, San Diego, California 92121. The telephone number at that address is (858) 450-5949.

   These proxy solicitation materials were mailed on or about May 25, 2001 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

   Stockholders of record at the close of business on May 18, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 22,906,339 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

   On all matters other than the election of directors, each share has one vote. Each stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (which number is currently set at five) multiplied by the number of shares held by such stockholder, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter, e-mail or facsimile.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter.

   While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. Broker non-votes will, however, be counted for purposes of determining a quorum.

Deadline for Receipt of Stockholder Proposals; Discretionary Authority to Vote on Stockholder Proposals

   Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Secretary of the Company by January 25, 2002 in order to be included in the proxy soliciting materials relating to that meeting.

   The Company may use its discretionary voting authority on any stockholder proposals that may be presented at the 2002 Annual Meeting which are not received by the Company by April 20, 2002 pursuant to Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   A board of five directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

   The name of and certain information regarding each nominee is set forth below.

                                                                      Director
     Name of Nominee     Age          Principal Occupation             Since
     ---------------     ---          --------------------            --------
 Peter Bernardoni.......  40 Partner, Technology Funding                1995
 Paul D. Quadros........  54 Chairman of the Board and CFO, GenStar     1995
                             Therapeutics Corporation
 Ivor Royston, M.D......  56 Managing Member, Forward Ventures          1995
 Victor W. Schmitt......  51 President, Venture Management, Baxter      1998
                             Healthcare Corporation
 Robert E. Sobol, M.D...  49 Chief Executive Officer, GenStar           1996
                             Therapeutics Corporation

   There is no family relationship among any of the directors or executive officers of the Company.

   Peter F. Bernardoni is a Partner of Technology Funding. Mr. Bernardoni joined Technology Funding as an Investment Officer in 1988, was elected as a Vice President in 1992 and a Partner in 1994. Mr. Bernardoni has served as a member of Technology Funding's Commitments Committee since 1994 and as Chairman of Technology Funding's Medical Investment Committee since 1994. Prior to joining Technology Funding, Mr. Bernardoni was employed for six years by IBM and served in several capacities including Design Engineer and as a manager for large-scale information systems in major pharmaceutical and hospital accounts.

   Mr. Bernardoni has served as a Director for several private and two public companies, Poly Medical Industrial and Circadian. He currently serves on the Board of Endocare, Inc., Avalon Imaging and Reflection Technology, and is Chairman of Portable Energy Products. Mr. Bernardoni has a B.S.M.E. from Santa Clara University and an M.S.M.E. from Stanford University.

   Paul D. Quadros has been Chairman of the Board and our Chief Financial Officer since August 1998. Prior to that Mr. Quadros had been the President and Chief Executive Officer since April 1997 and prior to that was the Chairman of the Board, Chief Financial Officer and Secretary since our formation in June 1995. Mr.Quadros was, from January 1985 an officer and from April 1986 a general partner of Technology Funding, a venture capital management organization. From 1986 through 1994, Mr. Quadros was a member of Technology

Funding's Commitments Committee, serving as its chairman from 1987 to 1990. During his affiliation with Technology Funding he also served as Director of Research and Director of Equity Investments. From 1990 to 1994, Mr. Quadros was chairman of Technology Funding's Medical Investment Committee and was involved in managing Technology Funding's healthcare portfolio. Mr. Quadros currently serves as a director of several private companies and one public company, Cardiac Science, Inc.

   Prior to joining Technology Funding in 1985, Mr. Quadros was Executive Vice President of Amreal Securities Corp., an affiliate of Home Federal Savings and Loan. Before joining Amreal in April 1984, Mr. Quadros was a Senior Vice President of Public Storage, Inc., a national real estate developer. Prior to joining Public Storage in 1981, Mr. Quadros was Assistant Treasurer of The Times Mirror Company, where he served for seven years in several corporate finance positions. Mr. Quadros began his career as a securities analyst and institutional portfolio manager. Mr. Quadros has a B.A. in Finance from California State University at Fullerton and an M.B.A. from the Anderson School at UCLA.

   Ivor Royston, M.D. was the Chairman of the Board from April 1997 until August 1998. Prior to that, he served as President and Chief Executive Officer. He has served as a Director since our formation in June 1995.

   Dr. Royston has been a Managing Member of Forward Ventures, a life science venture capital firm since 1990. From 1990 until 2000, he was the President and Chief Executive Officer of Sidney Kimmel Cancer Center (formerly the San Diego Regional Cancer Center). From 1977 to 1993, Dr. Royston held various positions in academic medicine at the University of California, San Diego (UCSD) School of Medicine. Dr. Royston also served as Director, Clinical Immunology Program at the UCSD Cancer Center and Chief of Oncology at the San Diego VA Medical Center.

   Dr. Royston was a founder and Director of Hybritech, Inc., GeneSys Therapeutics Corporation and IDEC Pharmaceuticals Corporation. He has served on the Board of Directors of various companies, including Unisyn Technologies, Inc., Medstone International Inc., Sequana Therapeutics, Inc., Corixa, Inc., CombiChem, Inc. IDEC Pharmaceuticals and GenQuest, Inc. He currently is a member of the Board of Directors of Favrille, Avalon Pharmaceuticals, Conforma and Sagres Discovery. Dr. Royston was appointed by the President of United States to the National Cancer Advisory Board during 1996.

   Dr. Royston received a B.A. in Human Biology from Johns Hopkins University and an M.D. from the Johns Hopkins School of Medicine. He later trained in internal medicine and oncology at Stanford University and is board certified in both Internal Medicine and Medical Oncology.

   Victor W. Schmitt is President, Venture Management, Baxter Healthcare Corporation. He has held this position since 1994 and is responsible for the creation and management of Baxter's interests in development-stage biotech companies. Prior to his current assignment, he held the operating position of President, Baxter Biotech Europe. He has also served as Vice President, Business Development and Finance for Baxter's Blood Therapy Group.

   Mr. Schmitt joined Baxter from a sixteen-year career with the American Red Cross Blood Services. At the Red Cross Blood Services, Mr. Schmitt held positions in marketing and operations. At the time of his departure, he was Vice President, Blood Services with responsibility for the organization's national blood services program.

   Mr. Schmitt holds a B.S. from the University of Virginia and an M.B.A. from the University of Maryland. He serves on the Board of Directors of a number of development-stage biotech companies.

   Robert E. Sobol, M.D. has been Chief Executive Officer since August 1998. Prior to that Dr. Sobol was the President from July 1996 until August 1998 and the Executive Vice President and Chief Operating Officer since July 1996. Dr. Sobol was previously the Director of Clinical Science at Sidney Kimmel Cancer Center, which is affiliated with Sharp HealthCare, one of the largest healthcare providers in San Diego. Dr. Sobol has developed clinical applications of immuno therapy and gene therapy for the treatment of cancer and is a founder of several successful biotechnology ventures. He was a founder and Vice President of IDEC Pharmaceuticals Corporation, a publicly traded company developing monoclonal antibody based treatments for cancer and autoimmune disorders. He was also a founder of GeneSys Therapeutics, a gene therapy company which merged with publicly traded Somatix Therapy Corporation and subsequently with Cell GeneSys Incorporated.

   Dr. Sobol led the research team that was the first to treat a brain tumor patient with cytokine gene therapy. He is also the principal investigator for one of the first gene therapy protocols approved for the treatment of colon carcinoma.

   Dr. Sobol received a B.A. in Philosophy from Boston University and an M.D. from The Chicago Medical School. He subsequently trained at the University of Southern California Medical Center and at the University of California, San Diego. He is Board Certified in Internal Medicine and Medical Oncology.

Board Meetings and Committees

   Paul D. Quadros serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of nine (9) meetings during the fiscal year ended December 31, 2000. Except for Dr. Royston, all of the current directors attended seventy-five percent (75%) or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served during their term of office.

   The Audit Committee consists of directors Bernardoni, Quadros and Schmitt.. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held one (1) meeting during fiscal year 2000.

   The Compensation Committee consists of directors Bernardoni, Quadros and Schmitt. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's stock plans. The authority to grant all options, except options that are granted automatically to outside directors under the non-discretionary 1995 Directors' Option Plan, has been delegated to the Compensation Committee. The Compensation Committee has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held three
(3) meetings during fiscal year 2000.

Compensation of Directors

   Except as set forth below, the Company does not compensate its Directors as such. However, Directors are reimbursed for their out of pocket expenses in attending Board meetings.

   Non-employee directors also receive stock options under the Company's 1995 Directors' Option Plan (the "Directors' Plan"). The Directors' Plan was adopted and approved by the stockholders of the Company in 1995 and amended in 2000 to provide automatic, nondiscretionary grants of options to non-employee directors of the Company. A total of 550,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. The Directors' Plan provides that each non-employee director is automatically granted an option to purchase 45,000 shares of Common Stock upon his or her initial election or appointment as an non-employee director. Subsequently, each non-employee director who has served for at least six months will be granted an additional option to purchase 15,000 shares of Common Stock on December 31 or each year so long as he or she remains an non-employee director (Subsequent Options). The exercise price of the options granted to non-employee directors must be the fair market value of Common Stock on the date of grant. Options granted to non-employee directors have ten-year terms, subject to a non-employee director's continued service as a director. Initial options vest over three years at a rate of 33.3% per year; Subsequent Options vest one year from the grant date.

                                   MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 30, 2001 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's Chief Executive Officer and the Company's other two executive officers (other than the Chief Executive Officer) who earned more than $100,000 during fiscal 2000 and who served as executive officers at April 30, 2001 (collectively, the "Named Officers") and (iv) by all persons who served as directors or executive officers at April 30, 2001 as a group.

                                                           Shares Beneficially
                                                                  Owned
                                                          ----------------------
  Directors, Officer and Five Percent (5%) Stockholders   Number (1) Percent (1)
  -----------------------------------------------------   ---------- -----------
  Principal Stockholders:
   Dr. Lindsay A. Rosenwald (2)........................   5,646,370     24.0%
   787 Seventh Avenue, 48th Floor
   New York, NY 10019

   Baxter Healthcare Corporation (3)...................   1,841,219      8.0%
   1627 Lake Cook Road
   Deerfield, Illinois 60015

   Aries Select I LLC (2)..............................   1,559,023      6.8%
   787 Seventh Avenue, 48th Floor
   New York, NY 10019

  Directors:
   Peter F. Bernardoni (4).............................     760,032      3.2%
   Paul D. Quadros (5).................................     442,855      1.9%
   Ivor Royston (6)....................................     920,713      4.0%
   Victor W. Schmitt (3) (7)...........................   1,900,888      8.3%
   Robert E. Sobol (8).................................     689,761      3.0%
   Wei-Wei Zhang (9)...................................     693,955      3.0%

  Executive officers:
   Lee R. McCracken (10)...............................     136,417      0.6%
   William C. Raschke (11).............................     646,117      2.8%

   All directors and executive officers as a group (11
    persons)...........................................   6,524,779     26.3%

--------
 (1) The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of April 30, 2001, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) Paramount Capital Asset Management, Inc. ("PCAM") is the managing member of each of the Aries Select I LLC Aries Select II LLC and funds and serves as investment manager of Aries Select, Ltd. Dr. Lindsay A. Rosenwald is the chairman and sole stockholder of PCAM. As a result, Dr. Rosenwald and PCAM may be deemed to have voting and investment control over the securities of GenStar owned by Aries Select I LLC, Aries Select II LLC and Aries Select, LTD under Rule 16a0(a)(1) of the Securities Act of 1934. Dr. Rosenwald and PCAM disclaim beneficial ownership of the securities held by the Aries Funds, except to the extent of its pecuniary interest therein. Includes currently exercisable warrants to purchase 374,703 and 170,045 shares of Common Stock by Aries Select, Ltd and Aries Select I LLC, respectively.

 (3) Excludes 5,830 shares of non-voting Series A Preferred Stock convertible subsequent to July 8, 2001 into 5,830,000 shares of common stock held by Baxter Healthcare Corporation. Excludes 7,041 shares of non-voting Series B Preferred Stock convertible at various milestone dates into common stock based upon the fair market value of the common stock at the date of conversion. Baxter Healthcare Corporation and Mr. Victor W. Schmitt are entitled to exercise voting and investment power with respect to all shares owned by Baxter Healthcare Corporation, and therefore, are each deemed to be beneficial owners of such shares. Baxter Healthcare Corporation owns 100% of Series A and Series B Preferred Stock.

 (4) Includes 438,365 shares of common stock held by Technology Funding and 291,667 shares issuable upon exercise of presently outstanding warrants held by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P. Technology Funding, Inc. and Technology Funding Ltd, of which Peter Bernardoni is an officer and a partner, are the managing general partners of Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P. Technology Funding and Mr. Bernardoni are entitled to exercise voting and investment power with respect to all shares owned by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., and therefore are deemed to be beneficial owners of these shares. Mr. Bernardoni also holds options to purchase 45,000 shares, of which 30,000 are exercisable within sixty days of April 30, 2001.

 (5) Includes options to purchase 71,412 shares of Common Stock exercisable within 60 days of April 30, 2001.

 (6) Includes warrants to purchase 108,333 shares of Common Stock which are currently exercisable.

 (7) Includes options to purchase 10,000 shares of Common Stock and warrants to purchase 16,556 shares of Common Stock exercisable within 60 days of April 30, 2001.

 (8) Includes options to purchase 462,878 shares of Common Stock exercisable within 60 days of April 30, 2001.

 (9) Includes options to purchase 593,955 shares of Common Stock exercisable within 60 days of April 30, 2001.

(10) Includes options to purchase 136,417 shares of Common Stock exercisable within 60 days of April 30, 2001.

(11) Includes options to purchase 73,029 shares of Common Stock and warrants to purchase 189,167 shares of Common Stock exercisable within 60 days of April 30, 2001.

Executive Compensation

   The following table sets forth the annual and long-term compensation of the Named Officers for services to the Company in all capacities during the three fiscal years ended December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                               Long-Term Compensation
                                                               ----------------------
                                                   Annual
                                                Compensation
                                              ---------------- Restricted Securities
                                       Fiscal  Salary   Bonus    Stock    Underlying      All Other
     Name and Principal Position       Period   ($)      ($)   Award ($)  Options (#)  Compensation ($)
     ---------------------------       ------ -------- ------- ---------- -----------  ----------------
Paul D. Quadros(1)...............       2000  $134,441 $20,540    --         50,000        $13,764(8)
 Chairman of the Board & Chief          1999  $120,000     --     --         81,903        $13,951(9)
 Financial Officer                      1998  $ 95,000     --     --            --             --

Robert E. Sobol, M.D.(2).........       2000  $258,942     --     --        105,000        $32,905(11)
 Chief Executive Officer                1999  $200,000     --     --        627,141        $30,927(12)
                                        1998  $162,917     --     --            --             --

Lee R. McCracken(3)..............       2000  $126,734     --     --        500,000        $17,788(14)
 President & Chief Business Officer

Wei-Wei Zhang, M.D., PhD(4)......       2000  $190,110 $28,440    --        105,000(7)     $26,538(15)
 Sr. Vice President and                 1999  $160,000 $30,000    --        941,713(7)     $81,712(16)
 Chief Scientific Officer               1998  $ 40,000     --     --            --         $ 3,052(17)

Wei Chen, PhD(5).................       2000  $133,175     --     --         20,000        $12,976(18)
 Vice President, Product                1999  $ 93,692            --        200,000        $ 8,021(19)
 Development & Manufacturing

William C. Raschke, PhD(6)............  2000  $108,990     --     --         24,574        $13,486(20)
 Vice President, Scientific Partnering  1999  $ 75,000     --     --         95,426        $11,092(21)
                                        1998  $ 25,000     --     --            --         $ 3,774(22)

--------
 (1) Mr. Quadros served as the President and CEO from April 1997 to August
     1998.

 (2) Dr. Sobol served as the Executive Vice President and Chief Operating Officer from July 1996 to August 1998 and as President from August 1998 to May 2000.

 (3) Mr. McCracken joined GenStar in May 2000.

 (4) Dr. Zhang joined GenStar in October 1998.

 (5) Dr. Chen joined GenStar in March 1999.

 (6) Dr. Raschke joined GenStar in June 1998.

 (7) Dr. Zhang's spouse is an employee of GenStar. Amount includes options exercised and held by his spouse, which are beneficially owned by Dr. Zhang.

 (8) Includes $9,275 and $4,489 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

 (9) Includes $8,400 and $5,551 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(10) Includes $2,800 and $1,388 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(11) Includes $14,000 and $18,905 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(12) Includes $11,200 and $19,727 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(13) Includes $4,667 and $5,895 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(14) Includes $8,575 and $9,213 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(15) Includes $11,900 and $14,638 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(16) Includes $11,200 and $14,178 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively and $56,334 paid for relocation.

(17) Includes $1,867 and $1,185 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(18) Includes $9,275 and $3,701 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(19) Includes $6,300 and $1,721 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(20) Includes $7,416 and $6,070 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(21) Includes $5,250 and $5,842 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

(22) Includes $1,750 and $2,024 in Company contributions to 401k Plan and Deferred Compensation Plan, respectively.

   The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended December 31, 2000, by each of the Named Officers and the final year-end value of unexercised options:

                                                    Number of Securities
                                                   Underlying Unexercised     Value of In-the-Money
                                                         Options at                Options at
                           Shares                     December 31, 2000         December 31, 2000
Name and Principal       Acquired on    Value     ------------------------- -------------------------
Position                  Exercise   Realized (1) Exercisable Unexercisable Exercisable Unexercisable
------------------       ----------- -----------  ----------- ------------- ----------- -------------
Wei-Wei Zhang (2)
 Sr. VP & CSO...........   100,000    $943,000      448,308      598,405    $4,112,629   $5,108,975

--------
(1) Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 2000, at a price of $9.75 per share, the fair market value of the Company's Common Stock on such date.

(2) Dr. Zhang's spouse is an employee of GenStar. Amount includes options exercised and held by his spouse, which are beneficially owned by Dr. Zhang.

   The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2000 and the options held by each of the Named
Officers:

                          Number of                                           Number of
                          Securities Percentage of                           Securities    Value of
                          Underlying Total Options                           Underlying  Unexercised
                           Options    Granted to                             Unexercised In-the-Money
Name and Principal        Granted In Employees In  Exercise Price Expiration Options at   Options at
Position                     2000        2000        ($/Share)       Date    12/31/2000   12/31/2000
------------------        ---------- ------------- -------------- ---------- ----------- ------------
Paul D. Quadros
 Chairman of the Board..    50,000        2.7%         $6.50       04/12/10    131,903    $  934,845

Robert E. Sobol
 Chief Executive
 Officer................   105,000        5.6%         $6.50       04/12/10    732,141    $6,255,190

Lee R. McCracken
 President and Chief
 Business Officer.......   500,000       26.6%         $3.63        5/23/10    500,000    $3,060,000

Wei-Wei Zhang Sr.
 VP and CSO.............   105,000        5.6%         $6.50       04/12/10    946,713    $9,221,604

Wei Chen, PhD
 Vice President, Product
 Development &
 Manufacturing..........    20,000        1.1%         $6.50       04/12/10    220,000    $1,951,000

William C. Raschke, PhD
 Vice President,
 Scientific Partnering..    24,574        1.3%         $6.50       04/12/10    120,000    $  979,733

Change in Control Arrangements

   GenStar's stock plans state that in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares which would not otherwise be exercisable, for a period of fifteen days after notice of such right. Acceleration of vesting or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Internal Revenue Code of 1986, as amended, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company.

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently comprised of three directors, two of whom are non-employee directors. The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of GenStar's officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

 Compensation Philosophy

   When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . Ensures that the executive team has clear goals and accountability with respect to corporate performance,

  . Establishes pay opportunities that are competitive, based on prevailing practices for the industry, the stage of growth of the Company, and the labor markets in which GenStar operates,

  . Independently assesses operating results on a regular basis in light of expected Company performance, and

  . Aligns pay incentives with the long-term interests of the Company's stockholders.

 Compensation Program

   GenStar's executive compensation program has three major components, which are intended to attract, retain and motivate highly effective executives:

  1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local (San Diego Area), and national data are examined and taken into account, along with the skills and performance of the individual and the needs of the Company.

  2. Incentive Bonus. The Company believes that executive performance may be maximized via a system of annual incentive awards. The incentive bonus opportunity of each executive is expressed as a percentage of his or her base salary and reflects the relative capacity of each executive to affect the results of the Company. The actual incentive awards earned depend on the extent to which the Company and individual performance objectives are achieved.

  3. Equity-based incentive compensation has been provided to employees and management through the Company's stock incentive plans. Under these plans, officers, employees and certain consultants to the Company are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of GenStar stock at the market price on the date of the grant, subject to vesting during the participant's employment with the Company. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The Company's stock option plans utilize vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.

 Chief Executive Officer Compensation

   In determining Dr. Sobol's compensation for the fiscal year ended December 31, 2000, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Diego Area, and evaluated achievement of corporate individual objectives for the fiscal year. We believe it is critical to the Company's long-term success to continue to tie the Chief Executive Officer's incentive to the Company's performance and to align individual financial interests closely with those of stockholders.

 Other Executive Compensation

   GenStar provides certain compensation programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. The Company does not provide executive perquisites such as club memberships or company-owned autos. In fiscal year 1998 the Company introduced a Deferred Compensation Program for executives.

 Deductibility of Executive Compensation

   Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Peter F. Bernadoni
                                          Paul D. Quadros
                                          Victor W. Schmitt

Report Of The Audit Committee Of The Board Of Directors (1)

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Two of the three members of the Audit Committee, Mr. Bernardoni and Mr. Schmitt, are considered to be "independent" under Section 121(A) of the American Stock Exchange listing standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report of Form 10-KSB for the year ended December 31, 2000 with management. During 2000, the Audit Committee reviewed and adopted a written charter for the committee, which is attached to this proxy statement as Appendix A.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits of the Company's financial statements. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Peter F. Bernadoni
                                          Paul D. Quadros
                                          Victor W. Schmitt

--------
(1) The material in this Report of the Audit Committee of the Board of Directors is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Committee Interlocks and Insider Participation

   Director Paul D. Quadros is a member of the Compensation Committee and is an officer and employee of the Company.

   Director Victor W. Schmitt is President of Baxter Healthcare Corporation's Venture Management division. See "Certain Transactions" below for a description of transactions between the Company and Baxter Healthcare Corporation.

   During 2000, no member of the Compensation Committee was an executive officer of another company. During 2000, no executive officer of GenStar served on the compensation committee of another entity or any other committee of the board of directors of another entity performing a similar function of which one of our Directors is an executive officer.

Employment Contracts and Certain Transactions

   In April 1997, Paul D. Quadros entered into an employment agreement with GenStar which provides for a monthly base salary and health insurance and other benefits as GenStar customarily provides to its employees. If Mr. Quadros is terminated by GenStar without cause, Mr. Quadros is entitled to receive his base salary and benefits for six months from the date of termination, and one-half of his base salary and benefits for months six through twelve after termination.

   In May 2000, Lee R. McCracken entered into an employment agreement with GenStar which provides for a monthly base salary and health insurance and other benefits as GenStar customarily provides to it employees. If Mr. McCracken is terminated by GenStar without cause, Mr. McCracken is entitled to receive his base salary and benefits for six months from the date of termination, and one-half of his base salary and benefits for months six through twelve after termination.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on GenStar's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the following reporting persons filed late Section 16 filings during the year ended December 31, 2000: Mr. Quadros filed one late Form 4; Ms. Sandvik filed one late Form 4; Dr. Sobol filed two late Form 4's; Dr. Zhang filed one late Form 4.

Certain Transactions

 Baxter transactions

   In July 1998, GenStar executed various agreements with Baxter Healthcare Corporation pursuant to which we acquired certain rights and assets from Baxter. Under the terms of the agreements, GenStar obtained the rights to Baxter's adenoviral-based gene transfer technologies and certain equipment in exchange for 5,830 shares of non-voting convertible Series A Preferred Stock and 1,841,219 shares of Common Stock. The shares issued to acquire the gene transfer technologies were valued at $5,455,505 based on the fair value of the stock on the date of issuance and the purchase price was charged to acquired in-process technology due to the early stage of development of the technology. The value of the stock issued for fixed assets was $343,937 based upon the fair value of those assets.

   Baxter will provide funding to GenStar for continued research and development of this technology as it relates to the treatment of hemophilia under the Developmental Collaboration Agreement. Baxter will provide funding through the date on which the treatment of the first patient in a Phase I clinical trial begins. This development funding is provided under a Credit Agreement. The balance outstanding under the Credit Agreement as of December 31, 2000 was $1,976,000. Under the terms of the Credit Agreement, the amounts outstanding under the Credit Agreement are due and payable on December 31 of each year during the term of the agreement. At GenStar's option, the amounts may be paid by issuing to Baxter the number of shares of Series B Preferred Stock determined by dividing the outstanding amount under the Credit Agreement by one thousand. The balance has been presented as a non-current liability on the accompanying balance sheet due to the conversion feature and because we intend to convert the debt rather than repay it with cash. Amounts outstanding under the Credit Agreement do not accrue interest unless GenStar is in default, in which case the amount due bears interest at prime plus 4%.

   GenStar entered into a Distribution Agreement with Baxter under which Baxter will have an exclusive, worldwide right to market, sell and distribute all products that may be developed under the Developmental Collaboration Agreement. The term of the Distribution Agreement is the longer of ten years from the date of regulatory approval of the first product or the expiration of the last to expire of any related patents issued on or before ten years from the date of regulatory approval.

   GenStar, Baxter and certain founding shareholders entered into the Investor Rights Agreement under which the shares held by these entities are subject to certain restrictions on transferability of the shares until July 8, 2003 and have certain registration rights. Additionally, under this agreement, Baxter has the right to purchase up to twenty percent of any new securities issued and has the obligation to purchase Series C Preferred Stock at a price of $1,000 per share upon our achievement of the following milestones:

  . $2,000,000 upon treatment of the first patient in a Phase I clinical trial for a product developed under the Developmental Collaboration Agreement,

  . $5,000,000 upon commencement of Phase III clinical trials of a product developed under the Developmental Collaboration Agreement, and

  . $10,000,000 upon approval by the Food and Drug Administration of a product developed under the Developmental Collaboration Agreement.

 Sidney Kimmel Cancer Center

   Sidney Kimmel Cancer Center originally owned 339,000 shares of GenStar Common Stock and Dr. Royston was Chief Executive Officer of SKCC until June 2000. GenStar has entered into the following transactions with SKCC:

   In August 1998, GenStar and SKCC entered into a new sublease agreement for approximately 4,800 square feet of office and laboratory space. The monthly lease payment was approximately $14,800 plus our share of facility expenses. The lease expired in May 2000.

   In November 1997, GenStar entered into a license agreement with Dr. Daniel Mercola and SKCC under which GenStar obtained an exclusive right to certain technology. GenStar is obligated to pay royalties on its net sales revenues and a percentage of revenues from sublicenses relating the technology. GenStar terminated this license agreement in 1999.

   In 2000, GenStar entered into a facility lease with SKCC and a note payable to SKCC in the amount of $200,000 to finance leasehold improvements on the facility. During 2000, 1999 and 1998, the Company paid the research organization $555,399, $308,972 and $115,493, respectively, for rent, license fees and services.

 Other Transactions

   In August 1997, GenStar issued warrants to purchase 200,000 shares of Common Stock to Dr. Sobol. These warrants were exercisable at $0.05 per share (the fair market value of the Common Stock on the date of grant) and expire on July 31, 2001. The warrant was exercised in February 2000.

   In July 1998, we received $1,030,000 representing proceeds from the sale of unsecured convertible notes payable which bore interest at 8% per annum and were due on June 30, 1999, unless previously converted. The notes were convertible, at the option of the holder, into Common Stock at $1.00 per share, and automatically converted into 1,030,000 shares of Common Stock on June 22, 1999 upon filing of a registration statement to register the resale of the underlying shares. In addition, each note holder received a warrant to purchase a number of shares of Common Stock of GenStar equal to one share for each $2.00 of principal under the purchased note. The warrants are exercisable for seven years from issuance and have an exercise price of $0.74 per share. The warrants were valued at an aggregate value of $305,910 and recorded to interest expense. The following GenStar officers and directors participated in these transactions: Mr. Quadros, Dr. Sobol, Dr. Raschke and Dr. Royston each purchased notes for $50,000 and received a warrant for 25,000 shares of Common Stock.

   In April 1999, we received $400,000 representing proceeds from the sale of unsecured convertible notes payable which bear interest at 8% per annum and are due on March 31, 2000, unless previously converted. The notes were convertible, at the option of the holder, into Common Stock at $0.30 per share, and automatically converted into 1,333,333 shares of Common Stock on June 22, 1999 upon filing of a registration statement to register the resale of the underlying shares. In addition, each note holder received a warrant to purchase a number of shares of Common Stock of GenStar equal to one share for each $0.30 of principal under the purchased note. The warrants are exercisable for seven years from issuance and have an exercise price of $0.30 per share. The warrants were valued at an aggregate value of $266,667 and recorded to interest expense. The following GenStar officers and directors participated in these transactions:

  . Mr. Quadros purchased notes for $10,000 and received a warrant for 33,333 shares of Common Stock.

  . Dr. Raschke purchased notes for $40,000 and received warrants for 133,333 shares of Common Stock.

  . Ms. Sandvik purchased notes for $5,000 and received warrants for 16,667 shares of Common Stock.

  . Dr. Royston purchased notes for $25,000 and received a warrant for 83,333 shares of Common Stock.

  . Dr. Raschke and his spouse also received a Finder's Fee for amounts raised in this offering of $9,250 in cash and warrants for 30,833 shares of Common Stock exerciseable at $0.30 per share for seven years.

   In January 2000, we completed an offering of 6,362,801 shares of Common Stock and warrants to purchase 1,773,899 shares of Common Stock for $8.3 million. Victor W. Schmitt, a director of the company, purchased 33,113 shares of Common Stock and a warrant exercisable for 16,556 shares of Common Stock at an aggregate purchase price of $25,000.

                                  PROPOSAL TWO

                       AUTHORIZATION OF ADDITIONAL SHARES

   Our Certificate of Incorporation currently authorizes 40,000,000 shares of Common Stock. An additional 10,000,000 shares of Common Stock need to be authorized to enable the Board of Directors to obtain access to additional equity financing necessary to fund general working capital requirements and the expansion of business operations.

   If the proposed amendment is approved, the additional authorized, but unissued shares of Common Stock will be identical in all respects to presently authorized shares of Common Stock. The Board of Directors believes that an increase in the number of authorized shares of Common Stock is desirable in order to provide the Company with shares which will be available for issuance from time to time, without further action or authorization by the stockholders, as needed for such proper corporate purposes as may be determined by the Board of Directors. Such corporate purposes might include, among other things, the Company's ability to raise capital funds through private or public offerings, the acquisition by the Company of other companies, declaration of stock splits or stock dividends, the issuance of stock under options granted or to be granted under various stock incentive plans or other benefit plans for the Company's employees and non-employee Directors and the issuance of stock under warrants granted or to be granted in the future. The Company has no current plans to use this increase in stock for purposes of merger and/or acquisition.

   It should be noted that the issuance of additional shares of Common Stock could have a detrimental effect upon existing holders of the Company's Common Stock since such issuance may, among other things, have a dilutive effect on the earnings per share of Common Stock and the voting rights of holders of the Common Stock. Although authorization of additional shares of Common Stock is recommended by the Board of Directors for the reasons stated herein, and not because of any possible anti-takeover effect, such additional authorization of shares of Common Stock could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company, even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove the Directors, replace incumbent Directors, accomplish certain business combinations or alter, amend, or repeal portions of the Certificate of Incorporation.

   Under Delaware law, an amendment of a Certificate of Incorporation to effectuate a change in the number of shares of the authorized capital stock of a corporation requires the approval of a majority of the outstanding stock entitled to vote thereon. In this instance, the holders of Common Stock are entitled to vote on the amendment and the holders of a majority of such Common Stock must approve this amendment for its passage.

   The Board of Directors has unanimously approved and recommends that the stockholders authorize an additional 10,000,000 share of Common Stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                 PROPOSAL THREE

                  ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

   The Employee Stock Purchase Plan was adopted by the Board of Directors in April 2001. The stockholders are being asked to approve the adoption of the Employee Stock Purchase Plan and the reservation of 1,000,000 shares of Common Stock thereunder. The purpose of the Employee Stock Purchase Plan is to enhance relations with employees and to encourage and assist employees of GenStar to acquire stock in GenStar at a discount through payroll deductions.

Description of the Employee Stock Purchase Plan

   The following is a general summary of the principal provisions of the Employee Stock Purchase Plan ("Purchase Plan") as it has been approved by the Board of Directors. Any stockholder who desires to review the text of the Purchase Plan may obtain a copy by writing to GenStar, attention Corporate Secretary. All employees, including officers and directors who are employees, who are customarily employed at least 20 hours per week by GenStar, are eligible to participate in the Purchase Plan on the first enrollment date following employment. The enrollment dates are May 1 and November 1 of each year. The plan period with respect to the enrollment of any employee ends on the day before the second anniversary of the applicable enrollment date. Participants elect to make contributions by payroll deductions not exceeding 15% of "monthly gross pay" (excluding overtime, bonuses and incentive payments). No participant may purchase stock under the Purchase Plan to the extent that the purchase would cause shares under that plan and all other "employee stock purchase plans" of GenStar to accrue at a rate that exceeds $25,000 of the fair market value of such shares for any calendar year, measured on the enrollment date. Any employee who (i) would hold 5% or more of the total combined voting power or value of all classes of stock of GenStar immediately after the right to purchase shares under the Purchase Plan is granted, is prohibited from participating in the Purchase Plan or (ii) is customarily not employed by GenStar for more than five months per year. On April 30 and October 31 of each year, GenStar will apply the funds then in each participant's account to the purchase of shares of GenStar's Common Stock. The purchase price is 85% of the lower of the fair market value of the shares on the purchase date or on the enrollment date for the applicable enrollment period. (The market value of GenStar's Common Stock based on the closing sales price as reported on the American Stock Exchange on April 30, 2001 was $4.45 per share.) The number of shares reserved under the Purchase Plan may be adjusted in the event of a stock split, stock dividend, recapitalization or other change in the capital stock of GenStar. The Purchase Plan is administered by the Board of Directors or a committee of two or more members appointed by the Board. The Purchase Plan may be amended, altered or terminated by GenStar at any time in its sole discretion. The benefits or amounts that will be received by or allocated to the employees under the Purchase Plan will not change as a result of the proposed amendments and are not determinable, because all such amounts are based on the amount each employee, in his or her sole discretion, elects to contribute to the Purchase Plan. Non-employee directors are not entitled to participate in the Purchase Plan.

Federal Income Tax Consequences

   The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Participants will not have taxable income for federal income tax purposes either upon the grant of the right to purchase shares under the Purchase Plan or when the shares are purchased. If shares purchased under the Purchase Plan are held for more than two years from the date of grant, which is likely to be the enrollment date for the plan period in which they were purchased and for more than one year from the date on which they were purchased, any gain realized on a sale of such shares in an amount equal to the lesser of (i) the excess of the sale price over the amount paid for the shares, or (ii) 15% of the fair market value of the shares on the applicable enrollment date, is taxable as ordinary income. Any gain in addition to such amount is taxable as long-term capital gain. However, if the shares are sold within either the one- or two-year period described above, the participant will have taxable ordinary income to the extent that the fair market value of the shares on the date of purchase is greater than the purchase price. The difference, if any, between the sale price and the fair market value of the shares on the date of purchase will be long- or short-term capital gain or loss, depending on the amount of time the shares have been held. To the extent a participant has taxable ordinary income on a disposition of the shares purchased under the Purchase Plan by failing to meet either of the holding period requirements, GenStar generally will be entitled to a deduction for federal income tax purposes.

   The Board of Directors has unanimously approved and recommends that the stockholders approve the Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001 and recommends that stockholders vote for ratification of such appointment. Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by Delaware law, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   Audit Fees. During the year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for the year were $19,000. In addition, during 2000, the aggregate audit-related fees billed by Ernst & Young LLP relating to review of quarterly reports on Form 10-QSB and registration statements filed by the Company were $30,450.

   Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2000, no fees for financial information systems design and implementation were billed by Ernst & Young LLP.

   All Other Fees. During the year ended December 31, 2000, aggregate fees billed by Ernst & Young LLP for professional services other than audit fees and financial information systems design and implementation were $4,965. Other fees related to preparation of income tax returns.

   The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                   THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, at your earliest convenience.

                                          THE BOARD OF DIRECTORS

Dated: May 21, 2001

                                   APPENDIX A

                        GenStar Therapeutics Corporation
                            AUDIT COMMITTEE CHARTER

 Organization

   This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, the majority of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

 Statement of Policy

   The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

 Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

   The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

  . The committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-QSB. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB (or the annual report to stockholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                             Corporate Information

         BOARD OF DIRECTORS                        CORPORATE OFFICERS

Paul D. Quadros                           Robert E. Sobol, M.D.
Chairman                                  Chief Executive Officer
GenStar Therapeutics Corporation
                                          Paul D. Quadros
Peter F. Bernardoni                       Chief Financial Officer
Technology Funding
                                          Lee R. McCracken
Ivor Royston, M.D.                        President & Chief Business Officer
Forward Ventures
                                          Wei-Wei Zhang, M.D., Ph.D.
Victor W. Schmitt                         Sr. V.P. and Chief Scientific
Baxter Healthcare Corporation              Officer

Robert E. Sobol, M.D.                     Wei Chen, Ph.D.
GenStar Therapeutics Corporation          Vice President--Product Development
                                           & Manufacturing
Wei-Wei Zhang, M.D., Ph.D.
GenStar Therapeutics Corporation          Connie J. Kohne
                                          Vice President--Regulatory Affairs &
                                           Corporate Quality

                                          Willima C. Raschke, Ph.D.
                                          Vice President--Scientific
                                           Partnering

                                          Carin D. Sandvik
                                          Sr. Director of Finance &
                                           Administraton and Corporate
                                           Secretary

       CORPORATE HEADQUARTERS                 REGISTRAR AND TRANSFER AGENT

10865 Altman Row                          U.S. Stock Transfer Corporation
San Diego, CA 92121                       1735 Gardena Avenue, Second Floor
858-450-5949                              Glendale, California 91204

               COUNSEL                            INDEPENDENT AUDITORS

Luce, Forward, Hamilton & Scripps         Ernst & Young, LLP
San Diego, CA 92130                       San Diego, California 92101

            COMMON STOCK                                DIVIDENDS

The Company's Common Stock trades on      The Company does not currently
the American Stock Exchange under         anticipate paying any cash
the symbol "GNT".                         dividends.

   ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders
will be held at 10835 Altman Row at
1:30 p.m. on July 16, 2001.

                        GenStar Therapeutics Corporation

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  STOCKHOLDERS
                          TO BE HELD ON JULY 16, 2001

  The undersigned hereby appoints Paul D. Quadros and Carin D. Sandvik, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of GenStar Therapeutics Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GenStar Therapeutics Corporation to be held at 10835 Altman Row, San Diego, California 92121 on Monday, July 16, 2001 at 1:30 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

  UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW. PROPOSAL 1: To elect directors to serve for the ensuing year and until their successors are elected.

  [_]FOR all nominees listed below (except as marked to the contrary below).

  [_]WITHHOLD AUTHORITY to vote for all nominees listed below.

          Nominees: Peter Bernardoni, Paul D. Quadros, Ivor Royston, Victor W. Schmitt, Robert E. Sobol

   To withhold authority to vote for any nominee(s) write the name(s) of such nominee(s) below:

            ------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 2: To amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 50,000,000.

          [_] FOR           [_] AGAINST          [_] ABSTAIN
                   (Continued and to be signed on other side)

                          (Continued from other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
PROPOSAL 3: To adopt GenStar's Employee Stock Purchase Plan.
          [_] FOR           [_] AGAINST          [_] ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.
PROPOSAL 4: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.
          [_] FOR           [_] AGAINST          [_] ABSTAIN

                                           DATED                 , 2001

                                           ----------------------------

                                           ----------------------------
                                                   SIGNATURE(S)
                                           Please sign exactly as your
                                           name appears hereon. If the
                                           stock is registered in the
                                           names of two or more
                                           persons, each should sign.
                                           Executors, administrators,
                                           trustees, guardians and
                                           attorneys-in-fact should
                                           add their titles. If signer
                                           is a corporation, please
                                           give full corporate name
                                           and have a duly authorized
                                           officer sign, stating
                                           title. If signer is a
                                           partnership, please sign in
                                           partnership name by
                                           authorized person.

    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.